UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): October 17, 2007

NORTH PITTSBURGH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

0-13716	25-1485389
(Commission File Number)	(IRS Employer Identification No.)

4008 Gibsonia Road Gibsonia, PA	15044-9311
(Address of principal executive offices)	(Zip Code)

(724) 443-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Amendment to Articles of Incorporation.

On October 17, 2007, North Pittsburgh Systems, Inc. (the “Corporation”) amended its Articles of Incorporation by filing in the Pennsylvania Department of State Articles of Amendment that added an Article 11 (“Article 11”) to the Corporation’s Articles of Incorporation. Article 11 provides that shares of the Corporation’s capital stock may, by resolution adopted by the Board of Directors of the Corporation, be uncertificated. Article 11 provides, further, that it shall not apply to shares of the Corporation represented by a certificate until the certificate is surrendered to the Corporation. A copy of such Articles of Amendment, which sets forth Article 11, is attached to this Form 8-K as Exhibit 3(i).1.

The amendment became effective October 17, 2007 upon the filing of such Articles of Amendment in the Pennsylvania Department of State.

The Board of Directors of the Corporation adopted such amendment of the Corporation’s Articles of Incorporation pursuant to the authority granted to the Board of Directors by Section 1914(c)(2)(iv) of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania BCL”). The Board of Directors of the Corporation adopted such amendment of the Corporation’s Articles of Incorporation in order to render the Corporation authorized to issue uncertificated shares in compliance with Section 1528(f) of the Pennsylvania BCL and thus to enable the Corporation to satisfy the NASDAQ listing requirement that securities of the Corporation listed on NASDAQ be eligible for a direct registration program by January 1, 2008.

The Board of Directors of the Corporation has not adopted a resolution specifying that any of the Corporation’s shares of common stock shall be uncertificated and has not authorized that the Corporation actually participate in a direct registration or “book-entry” program.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
3(i).1	Articles of Amendment of North Pittsburgh Systems, Inc. filed in the Pennsylvania Department of State on October 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North Pittsburgh Systems, Inc.
(Registrant)

Date: October 19, 2007	/s/ Matthew D. Poleski
Matthew D. Poleski
Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3(i).1	Articles of Amendment of North Pittsburgh Systems, Inc. filed in the Pennsylvania Department of State on October 17, 2007.